CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 27, 2001, relating to the financial statements and financial highlights which appears in the January 31, 2001 Annual Report to Shareholders of Connecticut Daily Tax Free Income Fund, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements", and "Counsel and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP



New York, New York
May 25, 2001